UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Sport-Haley, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF SPORT-HALEY, INC.

to be held April 17, 2009

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sport-Haley, Inc. will be held at the Company’s offices, 4600 E. 48th Avenue, Denver, Colorado 80216 on Friday, April 17, 2009, at 11:00 a.m., Mountain Time, and thereafter as it may from time to time be adjourned, for the following purposes:

1.             To elect four directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

2.             To ratify our Audit Committee’s  appointment of Eide Bailly LLP as independent registered public accountants for the Company for the 2009 fiscal year; and

3.             To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 9, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof.  A complete list of the shareholders entitled to vote at the meeting will be available for inspection at the annual meeting and for a period of ten days prior to the annual meeting at Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado  80216, during normal business hours.

A proxy statement which describes the formal business to be conducted at the annual meeting is attached to this Notice.

By Order of the Board of Directors,

March 18, 2009	/s/ Patrick W. Hurley
Patrick W. Hurley, Corporate Secretary
and Chief Financial Officer

IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.  NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.  IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

SPORT-HALEY, INC.

4600 E. 48TH AVENUE

DENVER, COLORADO  80216

PROXY STATEMENT

Relating to the Annual Meeting

of Shareholders to be held April 17, 2009

GENERAL

The enclosed proxy is solicited by the Board of Directors of Sport-Haley, Inc. (hereinafter referred to as the “Company” or “Sport-Haley” or “we”) for use at the annual meeting of shareholders to be held at the offices of Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216 on Friday, April 17, 2009, at 11:00 a.m., Mountain Time, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.  This proxy statement and the form of proxy will be mailed to shareholders on or about March 18, 2009.

The record date with respect to this solicitation is March 9, 2009.  All holders of record of common stock of Sport-Haley, Inc. as of the close of business on that date are entitled to vote at the meeting.  As of the record date, the Company had 2,284,490 shares of common stock outstanding.  Each share of common stock is entitled to one vote.  A majority of the votes entitled to be cast constitutes a quorum.  If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action.  In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected.  Abstentions and broker non-votes are not counted in the calculation of the vote.

A proxy may be revoked by the shareholder at any time prior to its being voted.  If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder, unless it is received in such form as to render it invalid.  If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors.

As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by the Company.  Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote.  The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

The cost of this solicitation will be borne by the Company.  Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation.  Proxies may be solicited personally or by mail, facsimile or telephone.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Under the securities laws of the United States, our directors, executive officers, and any persons holding more than ten percent of our Common Stock are required to report their initial ownership of Common Stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and Sport-Haley.  Specific due dates for these reports have been established and we are required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the period ended June 30, 2008.  Based solely on our review of the reports furnished to us and written representations that no other reports were required during fiscal 2008, our officers, directors and beneficial owners of more than ten percent of its Common Stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

We adopted a written policy that requires Board approval by a disinterested majority of the directors voting for any transaction in which one of our directors, nominees for director, executive officers or greater than five percent stockholders, or their immediate family members, have a material interest.  All of our directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, our Company. Our executive officers monitor our operations, giving consideration to the disclosed relationships, and refer potential transactions to the Board of Directors for approval.  The Board of Directors considers a related party transaction for its potential economic benefit to us, to ensure the transaction is, among other things, on terms no less favorable to us than those involving unrelated parties, in accordance with our policies and procedures, and that it is properly disclosed in our reports to shareholders.

Other than the employment arrangements described elsewhere in this report and the transactions described below, during the 2008 fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•                                          in which the amount involved exceeds $120,000; and,

•                                          in which any director, nominee for director, executive officer, shareholder which beneficially owns five percent or more of our common stock or any member of their immediate family members, had or will have a direct or indirect material interest.

We have determined that all of our directors, except Donald W. Jewell, are independent within applicable rules of The Nasdaq Stock Market® (“Nasdaq Rules”).  Therefore, a majority of our Board of Directors, and each member of the Audit, Compensation and Nominating Committees, are independent within applicable Nasdaq rules.  Further, each member of our Audit Committee is also considered independent under SEC Rule 10A-3.

ANNUAL REPORT

We are sending the Annual Report to Shareholders for the fiscal year ended June 30, 2008 (“fiscal 2008”) to all shareholders with this proxy statement.  The Annual Report to Shareholders does not form any part of the material for the solicitation of any proxy.  The Annual Report to Shareholders contains our Annual Report on Form 10-K for the year ended June 30, 2008, as filed with the Securities and Exchange Commission.  We have also included with the Annual Report our Quarterly Report on Form 10-Q for the period ended December 31, 2008.  Additional copies of our Form 10-K for the year ended June 30, 2008 and our Form 10-Q for the period ended December 31, 2008, without exhibits, are available without charge to any shareholder of the Company upon written request to the Corporate Secretary, Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado  80216.  Our Form 10-K for the year ended June 30, 2008 and the Form 10-Q for the period ended December 31, 2008, with exhibits, can also be accessed online at the website of the Securities and Exchange Commission, www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE FISCAL 2010 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our proxy statement for the Company’s fiscal 2010 annual meeting.  To be eligible for inclusion in the 2010 proxy statement, any such proposals must be delivered in writing to the Corporate Secretary, Sport-Haley, Inc., 4600 East 48th Avenue, Denver, Colorado  80216, no later than September 20, 2009, and must meet the requirements of Rule 14a-8 under the Exchange Act.  The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.  If a shareholder intends to present a proposal for consideration at the fiscal 2010 annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, the SEC rules permit management to vote proxies in its discretion if we receive notice of the proposal before the close of business on December  4, 2009 and advise shareholders in our proxy statement for next year’s annual meeting about the nature of the matter and how our management intends to vote on such matter.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Our Board of Directors has implemented a process whereby shareholders may send communications to the Board’s attention.  Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, CO  80216.  Our Corporate Secretary has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the annual meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders.  However, if any other matters should properly come before the annual meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or person acting under the proxy.

PROPOSALS TO BE VOTED UPON

I.  ELECTION OF DIRECTORS

Information concerning the four nominees for election as directors is shown below.  If elected, each nominee will serve as director for a one-year term or until his successor is elected and qualified.  All nominees are presently members of the Board of Directors and all nominees have been unanimously nominated to stand for re-election or election, as applicable, by the Nominating Committee of the Board of Directors, which is composed of the four members of the Board of Directors who are considered to be “independent” directors, within the meaning of the applicable listing standards of The Nasdaq Stock Market® (the “Nasdaq Rules”).  Mr. William O. Johnstone has decided not to stand for re-election.  In December 2006, the Board of Directors approved a resolution increasing the number of directors to six.  The Nominating Committee has not nominated a candidate to fill the two open directorships.  The Nominating Committee and the Board of Directors knows of no reason why any nominee would be unable to serve as a director.  If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy. If the following nominees are approved, the Board will continue to be composed solely of independent, outside directors, except for Mr. Jewell, who is an employee and executive officer.

Name	Age	Capacities in Which Served

Ronald J. Norick (2)(3)(4)	67	Chairman of the Board (non-employee position)

Mark J. Stevenson (1)(2)(3)(4)	70	Non-Employee Director

James R. TenBrook (1)(3)(4)	61	Non-Employee Director

Donald W. Jewell	58	Chief Executive Officer, President, Director

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

(3)      Member of the Nominating Committee.

(4)      The Board of Directors has determined that this director or nominee is independent pursuant to the applicable Nasdaq Rules.

Ronald J. Norick has been a director of Sport-Haley since November 1993. In October 2004, subsequent to the death of Robert G. Tomlinson, Mr. Norick was appointed by the Board of Directors to fill the newly-created non-officer position of Chairman of the Board. Mr. Norick also serves on the Compensation and Nominating Committees and served on the Audit Committee until February 2007.  From April 1987 until April 1998, Mr. Norick served as the elected Mayor of the City of Oklahoma City, Oklahoma. From 1960 to 1992, Mr. Norick served in various capacities, including serving as president from 1981 to 1992, of a closely-held printing company, which was acquired by Reynolds & Reynolds in June 1992. Mr. Norick serves on a number of civic, community, educational, corporate and public boards, commissions and committees.  Mr. Norick is a director of BancFirst Corporation, a publicly-held banking corporation based in Oklahoma City, Oklahoma.  Mr. Norick also serves as controlling manager of Norick Investments Company LLC, a family-owned limited liability company, which is engaged in investments.

Mark J. Stevenson has been a Director since November 1993.  Mr. Stevenson serves on the Audit Committee, the Compensation Committee (as its Chairman) and the Nominating Committee.  Mr. Stevenson served as president and chief executive officer of Zenodata Corporation, a Colorado based financial services software company, from March 2001 until his retirement in April 2005.  In May 2005, Zenodata Corporation made an assignment for the benefit of creditors.  Mr. Stevenson held the positions of chairman of the board, president and chief executive officer of Electronic Manufacturing Systems, Longmont, Colorado, a contract manufacturer serving the computer, data storage, telecommunications and medical equipment industries, from June 1994 until that company was merged into E-M-Solutions in January 1999.  At that time, Mr. Stevenson was appointed executive chairman and chairman of the board of E-M-Solutions, which filed for bankruptcy protection in the Northern District of California in approximately November 2001 and was immediately purchased by Sanmina/SCI.  From 1992 to 1994, Mr. Stevenson served as chairman of the board for Micro Insurance Software, Inc., Boulder, Colorado, a manufacturer of computer software oriented to the insurance industry. Mr. Stevenson served on the Colorado Governor’s Commission on Science and Technology for five years ending in 2004 and currently serves on the Advisory Council of the University of Colorado Deming Center for Entrepreneurship.  Mr. Stevenson formerly served as chairman of the American Electronics Association, the nation’s largest high technology trade association.

James R. TenBrook, CPA has been a Director since March 2004.  Mr. TenBrook has served as the Chairman of the Audit Committee since March 2004 and also serves on the Nominating Committee.  Mr. TenBrook is the president and a shareholder of Karsh Consulting, P.C. of Denver, Colorado, has been a certified public accountant since 1973, received his personal financial specialist certification in 1994 and is a certified valuation analyst.  Mr. TenBrook’s practice consists primarily of litigation support, tax and estate planning.  Mr. TenBrook is a member of the Colorado Society of Certified Public Accountants (“CSCPA”), served on the CSCPA’s board of directors from 1996-1999 and served on the CSCPA Personal Financial Planning Committee from 1991-1994 (serving as Chairman of the Committee in 1993 and 1994). Mr. TenBrook is also a member of the American Institute of Certified Public Accountants.

Donald W. Jewell is our Chief Executive Officer and President and has served as Director since February 2007.  He was appointed in October 2004 to serve as our Interim Chief Executive Officer.  Mr. Jewell was appointed in April 2005 to serve as our President and served as our Senior Vice President since February 1, 2001.  Mr. Jewell served as President for a term consistent with that of his service as our Interim Chief Executive Officer.  In September 2006, we appointed Mr. Jewell as our permanent Chief Executive Officer, and he no longer serves as our Senior Vice President.  From 1996 until joining us, Mr. Jewell was the founder, president and director of Jewell Apparel Group, a Canadian distributor of premium and mid-priced men’s golf apparel.  Mr. Jewell began designing, sourcing and marketing men’s apparel in 1993 while serving as the president and chief executive officer of Jewell-Rung International Men’s Fashion, positions that he held from 1980 to 1996.

Pending or Threatened Legal Proceedings Involving Officers, Directors and Nominees

There are no pending or, to our knowledge, threatened material legal proceedings to which any director, director nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to us or our subsidiary or has a material interest adverse to us or our subsidiary.

Committees of the Board

The Board of Directors has delegated certain of its authority to an Audit Committee, a Compensation Committee and a Nominating Committee.  The Audit Committee is comprised of Messrs. TenBrook, Stevenson and Johnstone.  Mr. Johnstone has determined not to stand for re-election to the Board and his positions on the Audit and Nominating Committees. The Compensation Committee is comprised of Messrs. Stevenson and Norick. The Nominating Committee is comprised of Messrs. Norick, TenBrook, Stevenson and Johnstone.  Mr. TenBrook serves as Chairman of the Audit Committee and Mr. Stevenson serves as Chairman of the Compensation Committee.  We have determined that each member of the Audit Committee, Compensation Committee and Nominating Committee qualifies as an “independent” director under the applicable Nasdaq Rules.  In addition, the current Audit Committee members meet the audit committee independence standards set forth in SEC Rule 10A-3.  None of the persons serving on these three committees, nor any family member of such persons, is a former or current officer or employee of the Company or any current or former subsidiaries.

Audit Committee.

Our Board of Directors adopted an Audit Committee Charter effective June 9, 2000, and an Amended and Restated Audit Committee Charter effective January 1, 2004, which describes the Audit Committee’s roles and responsibilities.  The Amended and Restated Audit Committee Charter is attached as Appendix B to this Proxy Statement.  The Audit Committee members have regularly reviewed and will continue to review the content and adequacy of the charter on at least an annual basis.  The function of the Audit Committee is to review and approve the scope of audit procedures employed and to review and approve the audit reports rendered by our independent auditors and to approve the audit fee charged by the independent auditors.  In addition, pursuant to the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder, the audit committee is responsible for, among other things, pre-approving all audit and non-audit services performed by the independent auditors, approving the engagement of the auditors and receiving certain reports from the independent auditors prior to the filing of the audit report. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.  The Audit Committee appointed James R. TenBrook as the Chairman of the Audit Committee.  The Audit Committee held four formal meetings during fiscal 2008.  Each of the members of the Audit Committee attended all of the meetings held during fiscal 2008.

We have determined that the Chairman of the Audit Committee, Mr. TenBrook, meets the criteria for an Audit Committee Financial Expert under applicable SEC Rules and all three members meet the requirements for independence under applicable Nasdaq Rules and SEC Rule 10A-3.

Our Audit Committee implemented procedures for the pre-approval of audit and non-audit services performed by our independent auditors.  The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company and acts to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation.  The Audit Committee approved all audit and non-audit services provided to us by Gordon Hughes & Banks LLP during fiscal year 2008 and has approved all audit and non-audit services provided to us by Eide Bailly LLP during fiscal 2009 to date.

See the “Audit Committee Report” to the Board of Directors, below.

Compensation Committee.

The primary function of the Compensation Committee is to review and make recommendations to our Board of Directors with respect to the compensation, including bonuses, of our officers and to administer our Option Plan. The Compensation Committee does not have a charter.  The Compensation Committee held two meetings in fiscal 2008, which all of its members attended.  See “Compensation Committee Report,” and “Executive Compensation,” below.

Nominating Committee.

Our Nominating Committee is comprised of Messrs. Norick, Stevenson, TenBrook and Johnstone.  The Nominating Committee recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders, develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees the evaluation of the Board.  The Board has determined that each of the members of the Nominating Committee is “independent,” as that term is defined by applicable Nasdaq Rules.  The Nominating Committee acts pursuant to a written charter, which was approved by the Board on February 10, 2004, a copy of which is attached as an Appendix C to this Proxy Statement.  All of the members of the Nominating Committee met once during fiscal 2008. The Nominating Committee unanimously voted to nominate for re-election at the annual meeting each of the current directors.  Since forming the Nominating Committee, adopting a formal charter, and adopting nomination procedures, there have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

 Shareholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to shareholders for election.  The qualifications of recommended candidates will be reviewed by the Nominating Committee.  If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in our proxy card for the stockholder meeting at which his or her election is recommended.

Shareholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and background to the Company’s Corporate Secretary, at the address set forth above under “Stockholder Communications,” and such recommendations will be forwarded to the Nominating Committee. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. The Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating Committee has not retained any such advisers or consultants.

Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons.  In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee will apply the criteria which are set forth in Nominating Committee Charter. The criteria for nomination include the candidate’s:

•                                          integrity and honesty,

•                                          ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole,

•                                          background and experience with manufacturing, retailing, operations, finance, marketing or other fields which will complement the talents of the other Board members,

•                                          willingness and capability to take the time to actively participate in Board and Committee meetings and related activities,

•                                          ability to work professionally and effectively with other Board members and Company management,

•                                          availability to remain on the Board long enough to make an effective contribution, and

•                                          absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues; and

•                                          experience with accounting rules and practices.

The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In September, 2008, the Audit Committee submitted to the Board of Directors the following report:

We have reviewed and discussed with management the Company’s audited financial statements for the year ended June 30, 2008 (the “Fiscal Year 2008 Financial Statements”).

We have discussed with Gordon Hughes & Banks LLP, our independent auditors during fiscal year 2008, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, and have discussed with the auditors the auditors’ independence.

Based upon the reviews and discussions referred to above, we recommended to the Board of Directors that the Fiscal Year 2008 Financial Statements be included in the Company’s Form 10-K for the year ended June 30, 2008.

Date: October 14, 2008	James R. TenBrook, Chairman
Mark J. Stevenson
William O. Johnstone

Board and Committee Meetings

In fiscal 2008, the Board of Directors held ten formal meetings. The Audit Committee held four formal meetings in fiscal 2008. The Compensation Committee held two meeting and the Nominating Committee held one meeting in fiscal 2008.

The Company encourages, but does not require, Board members to attend the annual meeting of shareholders.  All of the directors attended last year’s annual meeting.

Code of Ethics for Directors, Officers and Employees

We have adopted a Code of Ethics for Senior Financial Officers. The Code of Ethics applies to all senior financial officers of the Company, including the Chief Executive Officer, the Chief Financial Officer, the Treasurer and any other person performing similar functions.  In addition, we adopted a Code of Conduct and Ethics for Directors, Officers and Employees, applicable to directors, officers and all employees.  A copy of these codes may be obtained without charge from the Company by requesting them in writing from the Corporate Secretary, addressed to Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, CO  80216-3215.

Executive Officers and Key Employees

Officers are appointed by and serve at the discretion of the Board of Directors.  Each Director holds office until the next annual meeting of shareholders or until a successor has been duly elected and qualified. All of our officers devote full-time to our business and affairs.

Executive Officers

Donald W. Jewell, age 58, was appointed by our Board of Directors in October 2004 to serve as our Interim Chief Executive Officer.  Mr. Jewell was appointed in April 2005 to serve as our President and served as our Senior Vice President since February 1, 2001.  Mr. Jewell served as President for a term consistent with that of his service as our Interim Chief Executive Officer. In September 2006, Mr. Jewell agreed to serve as our Chief Executive Officer and President on a permanent basis, and he no longer serves as our Senior Vice President.  Mr. Jewell was elected as a Director in February 2007.  From 1996 until joining us, Mr. Jewell was the founder, president and director of Jewell Apparel Group, a Canadian distributor of premium and mid-priced men’s golf apparel.  Mr. Jewell began designing, sourcing and marketing men’s apparel in 1993 while serving as the president and chief executive officer of Jewell-Rung International Men’s Fashion, positions that he held from 1980 to 1996.

Patrick W. Hurley, age 57, has served as our Secretary and Treasurer since November 1999, as our Controller from November 1999 to August 2006 and as our Chief Financial Officer since December 2000.  Prior to joining us, Mr. Hurley was employed as a senior staff accountant at Saltzman Hamma Nelson Massaro LLP, Denver, Colorado, where among other things, he supervised or participated in the preparation of audited and unaudited financial statements and income tax returns, and provided advice and training for business clients regarding selection and implementation of accounting systems and procedures.  Mr. Hurley is a certified public accountant and received a bachelor of science in accounting in 1991.  Mr. Hurley is also a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

Catherine B. Blair, age 58, has served as Vice President of Merchandising/Design since her appointment in May 1996.  Ms. Blair has been part of the Company’s design team since 1992, and was appointed Director of Design in 1995.  Prior to joining Sport-Haley, Ms. Blair has held various design and merchandising positions including Ocean Pacific and private label for the Gap, Ann Taylor and Macy’s.  She has a BFA in fashion design from Stephen’s College in Columbia, Missouri.

Key Employees

George E. (“Tom”) Tomlinson, has served as our Director - Operations and Production since December 1997.  Previously, Mr. Tomlinson served as our warehouse distribution manager from January 1993 until December 1997.  Prior to joining Sport-Haley in 1993, Mr. Tomlinson held various positions in other companies, including purchasing for Belle Bonfils Memorial Blood Center.  Mr. Tomlinson is the brother of our former Chairman and Chief Executive Officer, Robert G. Tomlinson, and the uncle of our former Chief Executive Officer and President, Kevin M. Tomlinson.

Steven S. Barr has served as our Managing Director of Sales - Retail Division since November 2006 with responsibilities including identifying, opening and developing new accounts for our Ben Hogan® fashion apparel and Top-Flite® branded apparel within department store, specialty retail store and mass retail store markets.  From May 2006 through October 2006, Mr. Barr provided consulting services to us regarding our management of the Wal-Mart account for our Top-Flite® branded apparel, which we discontinued marketing in November 2007.  From April 2005 through April 2006, Mr. Barr was the vice-president of sales for the men’s private label sportswear division of Oxford Industries, with responsibilities including managing Oxford Industries’ Wal-Mart account and for establishing accounts with other mass retailers.  From 1998 until March 2005, Mr. Barr was employed by Tropical Sportswear International, a leading maker of both private label and branded apparel, serving as sales director and most recently as senior vice president with responsibility for supervising the mass retail division.  Mr. Barr received a bachelor of science degree in accounting in 1984 from Texas Tech University.

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow the tables in this section. This discussion will focus on our objectives, principles, practices and decisions with regard to the compensation of the following three named executive officers (the “NEOs”):

•              Donald W. Jewell — Chief Executive Officer and President

•              Patrick W. Hurley — Chief Financial Officer, Secretary and Treasurer

•              Catherine B. Blair — Vice President — Merchandising/Design

Compensation programs for our NEOs are determined and proposed by our Compensation Committee and are approved by the Board of Directors. None of the NEOs are members of the Compensation Committee or otherwise had any role in determining the compensation for themselves or other NEOs, although the Compensation Committee does receive input from the NEOs when considering adjustments to base salary and other compensation components and the Chief Executive Officer’s recommendations with respect to compensation of the other NEOs. The Compensation Committee conducts an annual review of our executive compensation programs to ensure that they meet the objectives described below. The Compensation Committee relies on its judgment in making compensation decisions after reviewing our performance and evaluating each executive’s performance against established goals, leadership ability and responsibilities, and current compensation arrangements. When setting total compensation for each of the NEOs, the Compensation Committee reviews each NEO’s current compensation, including equity and non-equity based compensation. The Compensation Committee also evaluates through local surveys and human resource publications comparable base and incentive compensation ranges for similar job descriptions.

Executive Compensation Objectives and Overview

The overall objective of our executive compensation program is to create long-term value for our stockholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our stockholders. Accordingly, our executive compensation program incorporates the following principles:

•              Compensation should be based on individual job responsibility, demonstrated leadership ability, management experience, individual performance and achieving Company financial goals. Employees in positions of leadership and broad responsibility are generally compensated by elements that are linked to our overall performance.

•              Compensation should reflect the fair market value of the services received. We believe that a fair and competitive pay package for the NEOs is essential to attract and retain talented executives in key positions.

•              Compensation is designed to reward NEOs based on both our short-term and long-term performance. Base salary is tied to individual performance and market conditions for similar positions. Bonuses, if any, are tied to achievement of short-term quantitative performance goals that we believe closely correlate to share value. Long-term performance has historically been rewarded through equity-based awards such as stock options, the value of which depends on future share prices, and the realization of which is contingent on satisfaction of vesting schedules requiring continued service with us.

Elements of Executive Compensation

Our current executive compensation program is based upon four main components, designed to be consistent with our compensation objectives: (1) base salary; (2) annual incentive bonuses; (3) grants of stock options; and, (4) perquisites and other benefits.

The following is a more detailed explanation of the primary components of our executive compensation program.

Base Salary. Base salaries are set initially in each NEO’s respective executive employment agreement, and are reviewed annually by the Compensation Committee. Base salaries serve as the guaranteed cash portion of executive compensation. A base salary is intended to compensate an executive for performing his or her job responsibilities on a day-to-day basis and is intended to reflect that executive’s skill set as well as the market value for that position. The Compensation Committee sets the base pay of the Chief Executive Officer. Base pay for other NEOs is set by the Compensation Committee after reviewing the recommendation of the Chief Executive Officer. Annual adjustments are influenced by growth of our operations, revenues and profitability, individual performance, changes in responsibility and other factors.

Each NEO’s base salary is generally fixed at the time the executive is first hired or is promoted to the executive officer level. In setting the base salary, the Compensation Committee reviews job requirements and performance expectations, and conducts an informal market survey to determine the competitiveness of the base salary. The Compensation Committee reviews base salaries annually and adjustments are made as appropriate to recognize outstanding individual performance, expanded duties, or changes in the competitive marketplace. On July 1, 2008, we increased the base salary of Catherine B. Blair, our Vice President — Merchandising/Design, to $175,000, as she has been integral to the success of our SPORT HALEY® women’s fashion apparel. Ms. Blair has responsibility for designing and sourcing our SPORT HALEY® women’s fashion apparel. We did not adjust the base salary of any of our other NEOs in 2008.  Effective as of March 8, 2009, our NEOs voluntarily agreed to reduce their base annual salaries as reflected in the table below.

The base salary for each of the named executive officers during 2008, according to their respective effective employment agreement was, and as voluntarily reduced, effective March 8, 2009 is, as follows:

		2008	Effective 3/8/09
Name	Title	Salary	Salary

Donald W. Jewell	Chief Executive Officer and President	$325,000	$260,000
Patrick W. Hurley	Chief Financial Officer, Secretary and Treasurer	$125,000	$100,000
Catherine B. Blair	Vice President — Merchandising/Design	$160,000	$140,000

Cash Bonuses. The employment agreements of each of our NEOs contain provisions allowing for annual incentive bonuses, at the discretion of the Compensation Committee, of up to 30% of the executive’s base salary, in accordance with our bonus plan. Each year, depending upon the Company’s annual financial performance and other objectives, a determination is made as to whether an annual bonus is a necessary part of the overall executive compensation package. In those years where it is determined that an annual bonus is required, a bonus serves as the short-term incentive compensation element of the executive compensation program and is intended to provide an incentive for an executive to achieve a high level of corporate and individual performance. The payout of annual bonuses to NEOs is subject to the approval of the Compensation Committee following its review of executives’ performances against the designated corporate and individual performance criteria. No bonuses were awarded to our NEOs in 2008 or 2007, since key revenue and profit objectives were not achieved. During 2006, we awarded a cash bonus to Mr. Jewell of $50,000 and transferred title in a Company automobile to him (with an estimated fair value of $14,000); we awarded Mr. Hurley a cash bonus of $12,000; and, we awarded Ms. Blair a cash bonus of $3,000.

Long Term Incentives — Stock Options. Historically, we have granted common stock options to our executive officers and directors as a form of long-term incentives. Sport Haley adopted an Amended and Restated Stock Option Plan in 1993 (the “1993 Option Plan”), which expired in February 2003.  The Option Plan provided for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and stock appreciation rights (“SARs”). Options granted under the 1993 Option Plan typically vested over three years, which provided the recipient some incentive to remain with the Company.

In January 2008, we adopted a new stock option plan, entitled the Sport-Haley 2008 Stock Option Plan (the “2008 Plan”). Under the 2008 Plan, the Compensation Committee is authorized to grant up to 50,000 non-qualified stock options and up to 150,000 incentive stock options. No options or other awards have been granted under the 2008 Plan.

We formerly adopted an Amended and Restated Stock Option Plan in 1993 (the “Former Plan”). The Former Plan provided for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and stock appreciation rights (“SARs”). The Former Plan expired by its terms in February 2003. Options granted under the Former Plan typically vested over three years, which provided the recipient some incentive to remain with the Company.

The 2008 Plan and the Former Plan are administered by the Compensation Committee. Upon termination of a participant’s employment or consulting relationship with Sport-Haley, all unvested options terminate and are no longer exercisable. Vested options remain exercisable for a specified period of time following the termination date. The length of such an extended exercise period generally ranges from 30 days to one year, depending on the nature and circumstances of the termination.

Each of our NEOs has previously been granted options under the Former Plan, all of which are currently vested and exercisable. The options granted to our NEOs under the Option Plan will expire, based upon the date of their issuance, from January 2010 through February 2012. The Compensation Committee did not utilize a specific formula as the basis for granting awards under our Former Plan. No options could be granted under the Former Plan subsequent to February 28, 2003, when the Former Plan expired by its terms. No options were granted to our NEOs or directors under the 2008 Plan during 2008.

Options granted pursuant to the Former Plan prior to its expiration remain exercisable according to the terms of their issuance. All of the options previously granted under the Former Plan are now fully vested. The exercise price of each incentive option granted under the Former Plan must have been at least equal to the fair market value of the common stock of Sport-Haley on the date of grant. In the case of an optionee who owned stock possessing more than ten percent of the total combined voting power of all classes of stock of Sport Haley (“ten percent owner”), the exercise price of incentive options could not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all non-qualified stock options granted under the Former Plan was determined by the Compensation Committee, but could not be less than 85% of the fair market value of the Common Stock.

Under the 2008 Plan, the exercise price of incentive and non-qualified options cannot be less than 100% of the fair market value of the underlying Common Stock on the date of grant.  Further, incentive options grated to ten percent owners must be granted at 110% of the fair market value of the common stock and can have a term not exceeding five years.

As of December 31, 2008, a total of 577,000 non-qualified options were outstanding, with exercise prices ranging from $2.71 to $3.60 per share and a weighted average exercise price per share of $3.04. During the quarter ended December 31, 2008, no options were exercised and 9,000 options expired.

Perquisites and Other Benefits. Other benefits are provided to the NEOs include basic group health care coverage (the Company pays 80% of the NEO’s prorated premium for group medical insurance exclusive of spousal and dependent coverage), life insurance (the Company pays the premium for $50,000 of term life insurance per salaried employee in a group plan), paid vacations and 401(k) plan employer contributions (the Company matches employee contributions up to 3% of their annual compensation plus 50% of their contributions from 3 to 5% of their annual compensation, within applicable federal limits). The Compensation Committee believes that those benefits, which are detailed in the Summary Compensation Table under the heading “All Other Compensation,” are reasonable, competitive and consistent with our overall executive compensation program. In addition, for our Chief Executive Officer, we also pay for certain automobile expenses and his golf club membership dues.

Termination and Severance Benefits

The Company has entered into an employment agreement with each of the NEOs. The Company’s executive employment contracts are generally based upon a standard form of agreement with various modifications, depending on the position. Each employment agreement generally requires the executive officer to devote his or her full productive time and best efforts to the Company and to hold in confidence all trade secrets and proprietary information he or she receives from the Company. The employment agreements set forth the base salary, incentive compensation, benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officers are entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below.

Donald W. Jewell. With respect to our Chief Executive Officer and President, Donald W. Jewell, if we elect to terminate his employment for other than “cause” (as defined in the employment agreement), or if Mr. Jewell were to terminate the agreement for cause, Mr. Jewell would be entitled to receive severance compensation equal to twelve months salary and 50% of the last annual bonus paid to him. During the time he were to receive any such severance compensation, Mr. Jewell is eligible to participate in all employee benefit plans, at our expense. If there were to be a non-negotiated change in control of Sport-Haley, Inc., and either we or Mr. Jewell terminate the agreement within sixty days of the change of control, then Mr. Jewell would be entitled to lump sum severance compensation equal to three times his annual salary and bonus payments during the preceding 12 months. In the event of termination due to a non-negotiated change in control, options previously granted to Mr. Jewell would become fully vested and exercisable on the date of termination. In the event of a termination by either party without cause, options previously granted would vest and become exercisable on a prorated basis from the date of grant to the date of termination.

Patrick W. Hurley. If we elect to terminate the executive employment agreement with Patrick W. Hurley, our Chief Financial Officer, Secretary and Treasurer, without “cause” (as defined in the agreement) or not to renew the agreement upon its expiration, or if Mr. Hurley terminates the agreement with or without cause, he is entitled to receive severance compensation equal to six months’ salary, plus 50% of the last annual bonus paid to him. During the time he were to receive any such severance compensation, Mr. Hurley is entitled to participate in all employee benefit plans, at our expense. If there were to be a non-negotiated change in control of Sport-Haley, Inc., and either we or Mr. Hurley terminate the agreement within sixty days of the change of control, then Mr. Hurley is entitled to lump sum severance compensation equal to three times his annual salary and bonus payments during the preceding 12 months. In the event of termination due to a non-negotiated change in control of Sport-Haley, Inc., options previously granted to Mr. Hurley would become fully vested and exercisable on the date of termination. In the event of a termination by either party without cause, options previously granted would vest and become exercisable on a prorated basis from the date of grant to the date of termination.

Catherine B. Blair. If we elect to terminate the executive employment agreement with Catherine B. Blair, our Vice President of Merchandising/Design, without “cause” (as defined in the agreement) or not to renew the agreement upon its expiration, or if Ms. Blair terminates the agreement with or without cause, she is entitled to receive severance compensation equal to twelve months’ salary, plus 50% of the bonus, if any, paid to her in the preceding 12 months. During the time she were to receive any such severance compensation, Ms. Blair is entitled to participate in all employee benefit plans, at our expense. If there were to be a non-negotiated change in control of Sport-Haley, Inc., and either we or Ms. Blair terminate the agreement within sixty days of the change of control, then Ms. Blair is entitled to lump sum severance compensation equal to three times her annual salary and bonus payments during the preceding 12 months. In the event of termination due to a non-negotiated change in control of Sport-Haley, Inc., options previously granted to Ms. Blair would become fully vested and exercisable on the date of termination. In the event of a termination by either party without cause, options previously granted would vest and become exercisable on a prorated basis from the date of grant to the date of termination.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended, generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to either the Chief Executive Officer or any of the other three highest paid executive officers. Qualified performance-based compensation is not subject to limit if certain requirements are met. The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee intends to retain the flexibility necessary to provide total compensation that is consistent with our competitors and the market, our compensation philosophy and the Company’s best interests. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company and our stockholders.

Accounting for Stock-Based Compensation

Effective July 1, 2005, we adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, which requires that we recognize as compensation expense the fair value of all stock-based awards, including stock options, granted to employees and others in exchange for services, over the requisite service period, under our stock option plan.

Equity or other Security Ownership Requirements or Guidelines

We do not require our executive officers or directors to maintain ownership of any specified amounts of our common stock. During fiscal 2008, none of our NEOs owned shares of our common stock. On March 12, 2009, Donald W. Jewell purchased 343,263 shares of our common stock.  Two of our directors (including Mr. Jewell) beneficially own shares of our common stock.  Three of our directors own options to purchase shares of our common stock.  See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below.

Report of the Compensation Committee

The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these Acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which precedes this report (see “Executive Compensation — Compensation Discussion and Analysis” above). Based on such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis section be included in this proxy statement.

By the Compensation Committee of

the Board of Directors of Sport-Haley, Inc.

Mark J. Stevenson, Chairman

Ronald J. Norick

Compensation Committee Interlocks and Insider Participation

The following non-employee directors currently serve (or have served during fiscal 2008) on the Compensation Committee of the Board of Directors: Mark J. Stevenson (Chairman), Ronald J. Norick and James H. Everest (Mr. Everest resigned from the Board of Directors and the Compensation Committee in October 2007). There are no interlocks of executive officers or directors of the Company serving on the Compensation Committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors of the Company.

Summary Compensation Table

The following table sets forth compensation information regarding our named executive officers for the last three fiscal years ended June 30, 2008.

Elements of compensation for our NEOs include salary, discretionary cash bonuses, options to purchase shares of our common stock under our expired stock option plan and other perquisites and benefits. We do not have a pension plan, do not pay non-equity incentive plan based compensation and do not offer non-qualified deferred compensation arrangements. We also did not grant stock awards in fiscal years 2008, 2007 or 2006. As a result, columns related to these items have been omitted from the table above. See “Compensation Discussion and Analysis,” above.

Name
And					All Other
Principal		Salary	Bonus		Compensation		Total
Position	Year	($)	($)		($)		($)

Donald W. Jewell (1)	2008	$325,000	—		27,000	(2)	352,000
Chief Executive Officer and President	2007	325,000	—		78,000	(2)	403,000
	2006	200,000	64,000	(3)	32,000	(2)	296,000

Patrick W. Hurley	2008	125,000	—		8,000	(6)	133,000
Chief Financial Officer, Secretary and Treasurer	2007	121,000	—		3,000	(4)	124,000
	2006	110,000	12,000	(5)	2,000	(4)	124,000

Catherine B. Blair	2008	159,000	—		11,000	(4)	170,000
Vice President - Merchandising / Design	2007	125,000	—		7,000	(4)	132,000
	2006	111,000	3,000	(5)	2,000	(4)	116,000

(1)           Mr. Jewell has served as our Senior Vice President since February 2001, our Interim Chief Executive Officer since November 2004 and our President since April 2005. In September 2006, we appointed Mr. Jewell as our permanent Chief Executive Officer and President, and after that time he no longer served as our Senior Vice President.

(2)           Mr. Jewell’s Other Compensation for 2008 consisted of life insurance premiums paid by the Company, 401(k) plan contributions, medical insurance premiums, country club membership fees, automobile expenses, unreimbursed personal expenses and payments and benefits for a personal assistant ($6,000). Mr. Jewell’s Other Compensation for 2007 consisted of life insurance premiums paid by the Company, 401(k) plan contributions, medical insurance premiums, automobile expenses and payments and benefits for a personal assistant ($53,000).  Mr. Jewell’s Other Compensation for 2006 consisted of life insurance premiums paid by the Company, 401(k) plan contributions, medical insurance premiums, automobile expenses and payments and benefits for a personal assistant ($20,000).

(3)           Comprised of cash bonus of $50,000 paid in October 2005 plus transfer of title to a Company vehicle with an estimated fair value of $14,000, effective September 30, 2005.

(4)           Comprised of contributions by the Company to the Named Officer’s 401(k) account plus term life insurance premiums paid by the Company.

(5)           Comprised of cash bonus paid in October 2005.

(6)           Comprised of contributions by the Company to the Named Officer’s 401(k) account plus term life insurance premiums paid by the Company and reimbursements for professional dues and seminars.

Executive Employment Agreements

We have entered into the following executive employment agreements with our NEOs:

Donald W. Jewell. Effective February 1, 2001, we entered into an employment agreement with Donald W. Jewell to serve as our Senior Vice President. In January 2006, we and Mr. Jewell entered into an agreement, effective November 1, 2005, whereby Mr. Jewell agreed, in addition to his duties, responsibilities and benefits under his existing employment agreement, to serve as our Interim Chief Executive Officer through June 30, 2005, subject to automatic monthly extensions. In April 2005, Mr. Jewell was appointed to serve as our President. The agreement, as amended, requireed that Mr. Jewell devote his full business time as our Interim Chief Executive Officer, President and Senior Vice President, at an annual salary of $200,000 and such bonuses, as awarded by our Board of Directors, and extended for a two-year term, subject to automatic one-year extensions at the end of each year. In September 2006, we appointed Mr. Jewell as our permanent Chief Executive Officer for a salary of $325,000, retroactive to July 1, 2006, and he no longer serves as our Senior Vice President. Until such time as a new employment agreement is finalized, the terms of the February 2001 agreement, as amended, will generally remain in effect. In addition, we agreed with Mr. Jewell that we would provide for a personal assistant (during fiscal 2008), with benefits, for his use and personal service and to pay the membership dues for a golf club that Mr. Jewell uses primarily for business purposes. Further, effective March 2009, Mr. Jewell voluntarily agreed to reduce his annual salary to $260,000. The agreement contains a non-competition provision for twelve months following termination, provided that Mr. Jewell could be released from the non-competition clause if he were terminated without cause and if he had elected to forego any severance pay. If Mr. Jewell becomes disabled during the term of the agreement, his full salary will be continued for one year from the date of disability.

Patrick W. Hurley.  Effective December 1, 2000, we entered into an employment agreement with Patrick W. Hurley. The agreement, as amended, requires that Mr. Hurley devote his full business time as our Chief Financial Officer, Secretary and Treasurer at an annual salary of $125,000 and such bonuses, as awarded by our Board of Directors, and extends for a one-year term, subject to automatic one-year extensions after each year. If Mr. Hurley becomes disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. Effective March 2009, Mr. Hurley voluntarily agreed to reduce his annual salary to $100,000.

Catherine B. Blair. On October 31, 2007, we entered into an Amended Executive Employment Agreement with Catherine B. Blair.  The agreement requires that Ms. Blair devote her full business time as our Vice President of Merchandising/Design, at an annual salary of $160,000, for the 2008 fiscal year, and $175,000 per year thereafter, and such bonuses as awarded by the Compensation Committee of the Board of Directors. The amended agreement has an initial two year term, subject to automatic one-year extensions after each year. The amended agreement contains a non-competition provision for twelve months following termination, provided Ms. Blair could be released from the non-competition clause if she were terminated without cause and if she had elected to forego any severance pay. If Ms. Blair becomes “totally disabled,” as defined in the agreement, during the term of the agreement, her full salary will be continued for one year from the date of total disability. Effective March 2009, Ms. Blair voluntarily agreed to reduce her annual salary to $140,000.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table sets forth information regarding the outstanding equity awards to our NEOs at June 30, 2008. We have not granted any stock awards to our NEOs during 2008 and, accordingly, we had no outstanding stock awards during 2008. Thus, the columns related to stock awards have been omitted from the following table.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Donald W. Jewell Chief Executive Officer and President	25,000 25,000	— —	3.00 3.60	08/01/11 02/12/12

Patrick W. Hurley	15,000	—	3.00	01/05/10
Chief Financial Officer, Secretary and Treasurer	20,000 15,000	— —	3.00 3.60	07/02/11 02/12/12

Catherine B. Blair	15,000	—	3.00	01/05/10
Vice President - Merchandising/Design	15,000 20,000	— —	3.00 3.60	07/02/11 02/12/12

Director Compensation

The following table shows certain compensation information with respect to our non-employee directors for fiscal 2008. Our only director who is an employee of the Company, Donald W. Jewell, does not receive any additional compensation for serving as a director. Each of our non-employee directors receives an annual fee of $10,000 for serving as director. The Chairman of the Board, Chairman of the Audit Committee and Chairman of the Compensation Committee received additional fees of $30,000, $10,000 and $2,500 in 2008, respectively. Director fees are paid quarterly. Effective in April 2009, our non-employee directors agreed to a 50% reduction in their director compensation. We did not grant any stock awards or options to purchase our common stock our directors during 2008. Further, we do not have a non-equity incentive plan or pension plan for our directors, nor do our directors receive any perquisites or other benefits, other than reimbursement of travel expenses. Accordingly, columns related to these items were deleted from the following table.

Name	Fees earned or paid in cash ($)	Total ($)

Ronald J. Norick, Chairman of the Board (1)	40,000	40,000

James R. TenBrook, Audit Committee Chair (2)	20,000	20,000

Mark J. Stevenson, Compensation Committee Chair (3)	12,500	12,500

William O. Johnstone	10,000	10,000

(1)                                  Mr. Norick received $30,000 in compensation for serving as the Chairman of the Board in addition to the $10,000 per year fee paid to all non-employee directors.

(2)                                  Mr. TenBrook received an additional $10,000 in compensation for serving as Chairman of the Audit Committee in addition to the $10,000 per year fee paid to all non-employee directors.

(3)                                  Mr. Stevenson received an additional $2,500 in compensation for serving as Chairman of the Compensation Committee in addition to the $10,000 per year fee paid to all non-employee directors.

Two of our non-employee directors received options to purchase our common stock prior to the expiration of our 1993 Option Plan in February 2003. As of June 30, 2008, each non-employee director had the following number of fully-vested options to purchase our common stock:

Name	Options Outstanding at June 30, 2008

Ronald J. Norick	150,000

Mark J. Stevenson	75,000

James R. TenBrook	—

William O. Johnstone	—

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 9, 2009, by: (i) each person known by Sport-Haley, Inc. to own beneficially more than 5% of the outstanding common stock; (ii) each director or nominee; and, (iii) all executive officers and directors as a group. The information with respect to institutional investors is generally derived from statements filed with the Securities and Exchange Commission under Section 13(d) or 13(g) of the Securities Exchange Act. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

	Shareholdings on March 9, 2009
Name and Address (1)	Number of Shares(2)	Percent of Class (3)
Donald W. Jewell (5) (13)	50,000	2.14%
Patrick W. Hurley (4)	50,000	2.14
Catherine B. Blair (4)	50,000	2.14
Ronald J. Norick (6) (13)	375,617	15.43
Mark J. Stevenson (4)	75,000	3.18
James R. TenBrook	0	*
William O. Johnstone	0	*
Daniel Zeff, Zeff Holding Company, LLC
Zeff Capital Partners I LP and
Spectrum Galaxy Fund Ltd. (6) (13)	343,263	15.03
50 California Street, Suite 1500
San Francisco, CA 94111
MicroCapital, LLC, Ian P. Ellis
and MicroCapital Fund, LP (7)	253,327	11.09
623 Fifth Avenue, Suite 2502
New York, New York 10022
James H. Everest (8)	240,000	9.86
Dimensional Fund Advisors Inc. (9)	203,700	8.92
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Hillson Partners Limited Partnership (10) (13)	159,415	6.98
6900 Wisconsin Avenue, Suite 501
Bethesda, Maryland 20815
Concentric Investment Management, LLC
and Edmund Kellogg (11)	123,425	5.4
All directors and executive officers as a group
(Seven persons) (12)	450,617	17.96

* Less than 1%

(1)                Except as noted above, the address for all persons listed is 4600 E. 48th Avenue, Denver, Colorado 80216.

(2)                Ownership includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date hereof.

(3)                All percentages are calculated based on the number of outstanding shares in addition to shares which a person or group has the right to acquire within 60 days of March 9, 2009.  As of March 9, 2009, there were 2,284,490 shares of common stock outstanding.

(4)                Consists solely of shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(5)                Includes 50,000 shares subject to currently exercisable options.

(6)                Includes 150,000 shares subject to currently exercisable options and 298,117 shares owned of record by entities affiliated with Mr. Norick, of which shares Mr. Norick has shared voting and dispositive power.

(6)                Daniel Zeff is the sole manager and member of Zeff Holding Company, LLC, which serves as the general partner of Zeff Capital Partners I LP. Mr. Zeff provides discretionary investment management services to Zeff Capital Offshore Fund, a class of shares of Spectrum Galaxy Fund Ltd., a company incorporated in the British Virgin Islands.  Mr. Zeff beneficially owns 343,263 shares of common stock, comprised of 149,212 shares of common stock held by Spectrum Galaxy Fund Ltd. and 194,051 shares of common stock held by Zeff Capital Partners I LP.  Mr. Zeff and Zeff Holding Company, LLC each disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of such securities reported, except to the extent of his/its indirect pecuniary interest therein. Each of Zeff Holding Company, LLC and Zeff Capital Partners I LP disclaims beneficial ownership over all shares held by Spectrum Galaxy Fund Ltd.

(7)                MicroCapital LLC is a Delaware limited liability company and a registered investment adviser, whose Managing Member is Ian P. Ellis.  MicroCapital LLC acts as investment advisor and general partner to MicroCapital Fund, LP.  MicroCapital LLC and Ellis, the majority owner and managing member of MicroCapital Fund, LP, have the right or the power to direct the receipt of dividends from common stock, and to direct the receipt of proceeds from the sale of common stock to MicroCapital Fund, LP’s investment advisory clients.  MicroCapital Fund, LP and MicroCapital Ltd., a Cayman Islands company, are investment advisory clients of MicroCapital Fund, LP who beneficially own shares of the Sport-Haley’s common stock and warrants to acquire shares of its common stock.

(8)                Includes 150,000 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof and 50,000 shares owned by a trust for which Mr. Everest acts as trustee, of which shares Mr. Everest disclaims beneficial ownership.  Mr. Everest resigned from the Board of Directors in October 2007.

(9)                Dimensional Fund Advisors LP is a registered investment advisor which beneficially owns 203,700 shares.  It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the 203,700 common shares described herein that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(10)          Hillson Partners Limited Partnership has sole voting power and sole dispositive power of 159,415 shares.

(11)   Concentric Investment Management, LLC is a Delaware limited liability company whose managing member is Edmund Kellogg.  It beneficially owns 123,425 shares. Shares reported for Concentric Investment Management LLC and Edmund Kellogg include shares beneficially owned by Deep Woods Partners L.P. and Deep Woods Partners QP, L.P.

(12)          Includes 225,000 shares of Common Stock subject to options exercisable currently or within 60 days.

(13)   Subsequent to March 9, 2009, the record date for the annual meeting, but prior to the time this proxy statement was mailed to shareholders, we were advised of the following changes in beneficial ownership by the persons or entities shown below:

Name	No. of Shares Beneficially Owned as of March 18, 2009

Donald W. Jewell	393,263 (including 50,000 options)

Ronald J. Norick	503,517 (including 150,000 options)

Daniel Zeff, Zeff Holding
Company, LLC, Zeff Capital
Partners I LP and Spectrum
Galaxy Fund Ltd.	0

Hillson Partners Limited
Partnership	0

The Board of Directors has unanimously approved and recommends that shareholders vote FOR the director nominees identified above.

II.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL 2009.

Our Audit Committee has approved the engagement of Eide Bailly LLP, of Denver, Colorado, to act as our independent registered public accountants for the interim periods of fiscal 2009, subject to approval of our shareholders in this proposal for the annual meeting. Our Audit Committee has not yet engaged Eide Bailly LLP to conduct our fiscal year 2009 audit, but your vote in favor of this proposal would grant our Audit Committee with your approval to engage Eide Bailly LLP for the 2009 audit.

Gordon Hughes & Banks LLP (“GH&B”), of Denver, Colorado, resigned as Sport-Haley, Inc.’s (“the Company”) independent registered public accounting firm.  Effective as of November 1, 2008, GH&B entered into an agreement with Eide Bailly LLP, in which Eide Bailly LLP acquired the operations of GH&B and certain of the professional staff and shareholders of GH&B, joined Eide Bailly LLP either as employees or partners of Eide Bailly and will continue to practice as members of Eide Bailly LLP.  On November 17, 2008, the Company, through and with the approval of its Audit Committee, engaged Eide Bailly LLP as its independent registered accounting firm for the interim periods of fiscal 2009.

On October 19, 2006, Hein & Associates LLP, our independent registered public accountant who had examined our financial statements from July 1, 1997 through the end of fiscal 2006, declined to stand for re-election after completion of the audit for the year ended June 30, 2006.  Gordon, Hughes & Banks, LLP, as approved by our Audit Committee and ratified by our shareholders, acted as our independent registered public accountants for the fiscal year ending June 30, 2007 and 2008.

Each of Hein & Associates LLP’s, and GH&B’s reports on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the two most recent fiscal years, and any subsequent interim period preceding Hein & Associates LLP’s declination and the two most recent fiscal years prior to GH&B’s resignation, the Company has not had any disagreements with Hein & Associates LLP or GH&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Representatives of Eide Bailly LLP (some of whom were also representatives of GH&B and performed audit services for us) are expected to be present at the annual meeting with the opportunity to make a statement, if it is their desire to do so, and will be available to respond to appropriate questions from shareholders.  Representatives of Hein & Associates LLP are not expected to be present at the annual meeting.

Audit Fees.  The aggregate fees billed by Gordon, Hughes & Banks, LLP, our independent registered public accountants, during fiscal year 2008, for the audit of our annual financial statements, the reviews of our quarterly financial statements included in Forms 10-Q for the corresponding quarterly periods or the services that are normally provided by in connection with statutory and regulatory filings or engagements for the 2008 fiscal year totaled $60,000.

The aggregate fees billed by Hein & Associates LLP, our former independent registered public accountants, during fiscal year 2008 for the audit of our annual financial statements or the services that are normally provided by in connection with statutory and regulatory filings or engagements for the 2008 fiscal year totaled $5,000.

The aggregate fees billed by Gordon, Hughes & Banks, LLP, our independent registered public accountants, during fiscal year 2007 for the audit of our annual financial statements, the reviews of our quarterly financial statements included in Forms 10-Q for the corresponding quarterly periods or the services that are normally provided by in connection with statutory and regulatory filings or engagements for the 2007 fiscal year totaled $64,000.

The aggregate fees billed by Hein & Associates LLP, our former independent registered public accountants, during fiscal year 2007 for the audit of our annual financial statements or the services that are normally provided by in connection with statutory and regulatory filings or engagements for the 2007 fiscal year totaled $3,000.

Audit-Related Fees.  The aggregate fees billed by Gordon, Hughes & Banks, LLP, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not included in the “Audit Fees” described above totaled $0 for fiscal year 2008.

The aggregate fees billed by Hein & Associates LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not included in the “Audit Fees” described above totaled $0 for fiscal year 2008.

The aggregate fees billed by Gordon, Hughes & Banks, LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not included in the “Audit Fees” described above totaled $3,000 for fiscal year 2007.

The aggregate fees billed by Hein & Associates LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not included in the “Audit Fees” described above totaled $3,000 for fiscal year 2007.

Tax Fees.  The aggregate fees billed by Gordon, Hughes & Banks, LLP in fiscal years 2008 and 2007 for professional services rendered for tax compliance, tax advice and tax planning totaled $7,000 and $4,000, respectively, and consisted primarily of services with respect the preparation of federal and state income tax returns.

The aggregate fees billed by Hein & Associates LLP in fiscal years 2007 for professional services rendered for tax compliance totaled $5,000 and consisted primarily of services with respect the preparation of federal and state income tax returns.

All Other Fees.  The aggregate fees billed by Gordon, Hughes & Banks, LLP in fiscal years 2008 and 2007, other than for the services reported in “Audit Fees,” “Audit Related Fees” or “Tax Fees” described above, totaled $0 and $0, respectively.

Audit Committee Approval Procedures. Sport-Haley’s independent auditor reports to, and is engaged at the direction of, the Audit Committee, with annual approval by the shareholders. Effective May 2003, the Audit Committee implemented procedures for the pre-approval of audit and non-audit services performed by the Company’s independent auditors. The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company and acts to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation.  The Audit Committee approved all of the services performed by Gordon Hughes & Banks LLP in fiscal 2008 and by Hein & Associates, LLP during fiscal 2007.  The Audit Committee approved the engagement of Eide Bailly LLP to act as our independent registered accounting firm for the interim periods of fiscal 2009.  In addition, our Audit Committee expects to engage Eide Bailly LLP to conduct our fiscal 2009 audit.

The Audit Committee considers the services provided by Eide Bailly LLP to be compatible with maintaining Eide Bailly LLP’s independence.

The Board of Directors recommends a vote FOR ratification of Eide Bailly LLP as independent registered public accountants for the Company for fiscal year 2009.

SPORT – HALEY, INC.

4600 East 48th Avenue

Denver, CO 80216

(303) 320-8800

www.sporthaley.com

SPORT-HALEY, INC.	Appendix A

Annual Meeting of Shareholders to be held on April 17, 2009

This proxy is solicited by the Board of Directors of Sport-Haley, Inc.

KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Sport-Haley, Inc. (the “Company”) hereby constitutes and appoints Ronald J. Norick, as attorney and proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held April 17, 2009 and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 18, 2009, receipt of which is acknowledged.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1, 2 AND 3.

1.                                      To consider and act upon a proposal to elect Messrs. Mark J. Stevenson, Ronald J. Norick, James R. TenBrook and Donald W. Jewell, as directors to hold office for one-year terms or until their successors are elected and qualified.

☐                                    FOR ELECTION OF ALL NOMINEES (Except as shown below)

☐                                    WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

Instructions: To withhold authority to vote for any individual nominee, strike through the nominee’s name below:

Mark J. Stevenson	James R. TenBrook
Ronald J. Norick	Donald W. Jewell

2.                                      To ratify the appointment of Eide Bailly LLP as independent registered public accountants of the Company for fiscal year 2009.

☐                                    FOR RATIFICATION

☐                                    AGAINST RATIFICATION

☐                                    ABSTAIN

3.                                      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

☐                                    AUTHORIZED TO VOTE

☐                                    ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND THE PROXY HOLDER WILL VOTE ON ANY PROPOSAL UNDER ITEM 3 IN HIS DISCRETION AND IN HIS BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.  If this Proxy is not dated, the Proxy will be deemed to bear the date the form was mailed to the shareholder.

Dated:
Signature

Dated:
Signature if held jointly

Appendix B

SPORT-HALEY, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

This Amended and Restated Audit Committee Charter, effective January 1, 2004, governs the operations of the Audit Committee (the “Committee”) of Sport-Haley, Inc. (the “Company”).  The Committee shall review and reassess the adequacy of the Charter annually or at such other times as the Committee deems appropriate and recommend any proposed changes to the Board of Directors (the “Board”) for approval.

COMPOSITION OF THE COMMITTEE

The Board shall appoint members to the Committee.  The Committee shall be comprised of at least three (3) directors who shall satisfy the independence and financial literacy requirements established by applicable law, rules and regulations of the Securities and Exchange Commission (“SEC”) and the rules of the Nasdaq Stock Market (“Nasdaq”).  All Committee members shall have a working familiarity with basic finance or accounting practices and be able to read and understand financial statements.  At least one member shall meet the requirements of an audit committee financial expert under applicable SEC Rules.  At least one member of the Committee shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time.

Each member of the Committee shall satisfy in particular the independence requirements set forth in SEC Rule 10A-3(b)(1), which requires, among other things, that a member may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, with certain exceptions or (ii) be an affiliated person (as defined by applicable SEC Rules) of the Company or any subsidiary thereof.

Notwithstanding the foregoing, under exceptional and limited circumstances, one director who is not independent within the meaning of the Nasdaq Rules may be appointed to the Committee if person meets the requirements of §10A(m)(3) of the Securities Exchange Act of 1934 and the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Company and its stockholders and the Company discloses in the next annual proxy statement the nature of such person’s relationship and the reasons for the Board’s determination.  A member appointed under this exception may not serve longer than two years and may not be designated as Chairman of the Committee.

Any vacancy on the Committee shall be filled by majority vote of the directors that are independent pursuant to the rules and regulations of the Nasdaq and the SEC at the next meeting of the Board following the occurrence of the vacancy.  No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of the Nasdaq and the SEC.

If a Committee member ceases to be independent for reasons outside the member’s reasonable control, and there are fewer than three independent directors on the Committee, the Committee member may remain on the Committee until earlier of the Company’s next annual shareholders meeting or one year from the occurrence of the event that caused the failure to have fewer than three independent directors on the Committee.

If the Company fails to comply with the composition requirements set forth above due to one vacancy, and the cure period discussed in the preceding paragraph is not otherwise being relied upon for another member, the Company will have until the earlier of the next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply with the composition requirements.

STATEMENT OF POLICY

The Committee shall act on behalf of the Board in fulfilling the Board’s oversight responsibility to the stockholders, potential stockholders and the investment community relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the qualifications, independence and performance of the certified public accountants engaged as the Company’s outside auditors.  In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the Company’s independent auditors and the Company’s management.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.  The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and the Colorado Business Corporation Act, including §7-108-206, C.R.S.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Company’s financial reporting process (including direct oversight of the auditors) on behalf of the Board and report these activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to assure the stockholders and the Board that the Company maintains high quality financial reporting, sound business risk practices, and ethical behavior relating to accounting, internal accounting controls, auditing matters and financial disclosure and reporting.

To the extent the Committee believes appropriate based upon its periodic review thereof, the following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or, except as otherwise required by applicable laws, rules and regulations, deviate from them as appropriate. The Committee shall:

(1)           Evaluate the performance of the independent auditors, assess their qualifications, determine whether to retain or to terminate the existing auditors or to appoint and engage new independent auditors for the ensuing year. The Committee shall have the sole and exclusive authority with respect to such matters and the oversight of the independent auditors as a whole.

(2)           Review and determine the engagement of the independent auditors, including the overall scope and plans for their respective audits, the adequacy of staffing and compensation. Negotiate and execute, on behalf of the Company, any engagement letters with the Company’s independent auditors with respect to such engagement, which actions may be pursuant to preapproval policies and procedures.

(3)           Pre-approve, either collectively or individually, all audit and permissible non-audit engagements of the Company’s independent auditors, including review and attestation engagements.  If any single member of the Audit Committee provides the required pre-approval, such member shall apprise the other members of the Audit Committee of such approval at the next Audit Committee meeting.  The pre-approvals may be made by letter (delivered by facsimile or regular mail) or by email or other suitable written form.  The Audit Committee may not delegate its responsibility to pre-approve all audit and permissible non-audit services to any member of management or any person not a member of the Audit Committee.

(4)           Establish guidelines and procedures with respect to the rotation of audit partners and other senior personnel engaged in providing audit services in accordance with applicable law and SEC and Nasdaq regulations (including regulations with respect to the independence of the independent auditors).

(5)           At least annually, discuss with the independent auditors and review the auditors’ independence from management and the Company, including the provision of non-audit services, past employment by the independent auditors of current or prospective Company personnel, the matters included in the written disclosures required by the Independence Standards Board and other relationships or services that could affect the objectivity of the independent auditors and assess and otherwise take appropriate action to oversee the independence of the independent auditors.

(6)           Review with the independent auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the independent auditors and management’s response, if any, to such letter, as well as additional material written communications between the independent auditors and management.

(7)           Review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the independent auditors and management of the Company.

(8)           Review the yearly report prepared by management, and attested to by the Company’s independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s annual report.

(9)           Review with the Chief Executive Officer and Chief Financial Officer and independent auditors, periodically, the adequacy and effectiveness of the Company’s administrative, disclosure, accounting and internal control policies and procedures, including the independent auditor’s judgment as to the quality of the Company’s accounting principles and the performance of the internal auditors, and the following:

(i)            all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, including any significant deficiencies or material weaknesses in internal controls identified by the Company’s independent auditors;

(ii)           any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and

(iii)          any changes in internal control over financial reporting that occurred during the most recent fiscal quarter and that have materially affected, or are reasonably likely to have materially affected or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(10)         Review with management and the independent auditors the scope, adequacy and effectiveness of the Company’s financial reporting controls, including analysis reports prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any special audit steps taken in the event of material control deficiencies, and an analysis of the effect of alternative GAAP methods on the Company’s financial statements.

(11)         Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company (whether initiated by employees of the Company or third parties) with respect to accounting, internal accounting controls or auditing matters, which shall include procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(12)         Undertake the responsibility to investigate and resolve any disagreements between the Company’s management and the independent auditors regarding the Company’s financial reporting, accounting practices or accounting policies.

(13)         Meet as deemed necessary, but not less than twice annually, with senior management and the independent auditors in separate executive sessions. In connection with separate executive sessions held with the independent auditors, discuss matters relevant to the quality and integrity of the Company’s financial reporting, the results of the independent auditors’ examinations and inquire as to the independent auditors’ evaluation of the Company’s financial and accounting policies and controls.

(14)         Discuss with management and the independent auditors the results of the independent auditors’ review of the Company’s quarterly financial statements, prior to public disclosure or prior to the filing of the Company’s Quarterly Report on Form 10-Q with the SEC. Such review shall include all matters required by applicable laws, rules and regulations to be discussed with the independent auditors prior to the filing of such report as well as such matters required to be communicated to the Committee by the independent auditors under Statement on Auditing Standards No. 61.

(15)         Discuss with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K). Discuss with management and the independent auditors the results of the annual audit, including the auditors’ judgment about the quality, not just acceptability, of accounting principles, any changes in accounting procedures, the reasonableness of significant judgments and estimates (including material changes in estimates), the clarity of the disclosures in the financial statements and any audit adjustments noted or proposed by the auditors (whether “passed” or implemented in the financial statements). Such review shall include all matters required by applicable laws, rules and regulations to be discussed with the independent auditors prior to the filing of such report as well as such matters required to be communicated to the Committee by the independent auditors under Statement on Auditing Standards No. 61. Recommend to the Board whether, based on the discussion with management and the independent auditors, the financial statements should be included in the Company’s Annual Report on Form 10-K.

(16)         Review and discuss with management and the independent auditors as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC.

(17)         Review and discuss with management and the independent auditors any material financial arrangements of the Company which do not appear on the financial statements of the Company and any transactions or courses of dealing with parties related to the Company which transactions are significant in size (as required by applicable Nasdaq rules) or involve terms or other aspects that differ from those that would likely be negotiated with independent parties (“Related Party Transactions”).

(18)         Review and approve all Related Party Transactions.

(19)         Review with management and the independent auditors significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to, existing critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and other matters required by applicable laws, rules and regulations to be communicated by the independent auditors to the Committee or which represent significant reporting issues or judgments.

(20)         Review with and receive a report from the independent auditors concerning:  (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and the management of the issuer, such as any management letter or schedule of unadjusted differences.

(21)         Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

(22)         Investigate any matter brought to the Committee’s attention within the scope of the Committee’s duties.

(23)         Prepare a report for inclusion in the Company’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how those responsibilities were discharged.

(24)         Perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

AUTHORITY

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee as it deems necessary, at the Company’s expense, to carry out its duties and to determine the compensation of any such advisors. The Company shall make available to the Committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. The Committee may request any officer or employee of the Company or outside counsel or independent auditor to attend a meeting of the Committee. While the Audit Committee has the responsibilities and powers set forth in this Charter, the Audit Committee does not itself prepare financial statement or perform audits and its members are not auditors and do not certify as to the accuracy and completeness of the Company’s financial statement.

Appendix C

Sport-Haley, Inc.

Nominating Committee Charter

Organization

There shall be a committee of the Board of Directors (the “Board”) to be known as the nominating committee. The nominating committee shall have at least three members. The nominating committee shall be composed solely of directors who are “independent” in accordance with The Nasdaq Stock Market Marketplace Rules (“Nasdaq Rules”) for determining the independence of directors (subject to any Nasdaq exceptions), and otherwise meet Nasdaq Rules requirements for the membership of the nominating committee. Independent nominating committee members shall be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members.  Vacancies on the committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.  If the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors need not be subject to the process set forth herein.

Statement of Purpose

The purpose of the nominating committee shall be to assist the Board in identifying individuals qualified to become Directors under criteria approved by the Board, periodically review director compensation and benefits and recommend to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate.

Responsibilities

In carrying out its responsibilities, the nominating committee believes its policies and procedures should remain flexible, in order to best react to changing needs of the corporation.

In carrying out these responsibilities, the nominating committee will:

1.             Evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considering the general qualifications of the potential nominees, such as:

a.             Unquestionable integrity and honesty,

b.             The ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole,

c.             A background and experience with manufacturing, retailing, operations, finance, marketing or other fields which will complement the talents of the other Board members,

d.             Willingness and capability to take the time to actively participate in Board and Committee meetings and related activities,

e.             Ability to work professionally and effectively with other Board members and Company management,

f.              Availability to remain on the Board long enough to make an effective contribution, and

g.             Absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues;

h.             Experience with accounting rules and practices;

and see that all necessary and appropriate inquiries are made into the backgrounds of such candidates.

2.             Balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

3.             Recommend to the Board the number and names of proposed nominees for election as Director at the Annual Meeting of Shareholders and, in the case of a vacancy on the Board, the name of an individual to fill the vacancy.

4.             Review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

5.             Submit the minutes of all meetings of the nominating committee to, or discuss the matters discussed at each committee meeting with, the Board.

6.             Review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members.

7.             Monitor trends and best practices in director compensation, benefits and stock ownership guidelines and recommend changes to the Board as it deems appropriate, taking into consideration the interests of the corporation and its shareholders, maintenance of the independence of a majority of the members of the Board, the work load, time commitment and responsibilities involved in Board and committee meeting participation, and comparison with the compensation practices of comparable companies.

8.             Monitor trends and best practices in corporate governance, periodically review the corporate governance guidelines, and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company’s By-Laws, and in the policies and practices of the Board.

9.             Review this Nominating Committee Charter at least annually, and make any changes deemed appropriate, subject to review and approval of the full Board.

10.           Establish and maintain procedures for the submission of unsolicited recommendations for nominees, including appropriate deadlines and the type of information that must be provided with recommendations.

11.           Review periodically, and at least annually, the corporate governance guidelines adopted by the Board to assure that they are appropriate for the Company, and to recommend any desirable changes to the Board.

12.           Develop and recommend to the Board, as deemed appropriate by the committee, a code of ethics and conduct for the Company’s officers, directors and employees, which shall be consistent with any applicable laws, regulations and the NASD Rules. At a minimum, the code of ethics and conduct to be developed and recommended by the Committee shall codify standards that are reasonably designed to deter wrongdoing and to promote:

a.             Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

b.             Avoidance of conflicts of interest, including disclosure to an appropriate person identified in the code of any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

c.             Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

d.             Compliance with applicable governmental law, rules and regulations.

e.             The prompt internal reporting to an appropriate person identified in the code of violations of the code.

f.              Accountability for adherence to the code.

13.           To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

Authority and Resources

The nominating committee shall have the authority and resources to:

•                                          solicit ideas for director nominees from other members of the Board, and to make its own inquiries;

•                                          solicit suggestions for director nominees from management, stockholders and other sources;

•                                          engage outside search or other consultants to assist in identifying potential director nominees; and

•                                          determine funding for payment of compensation to any such consultants and ordinary administrative expenses of the nominating committee.

All potential nominees must first be considered by the nominating committee before being contacted as possible nominees and before having their names formally considered by the full Board.